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                                   EXHIBIT 21

                        NATIONAL TECHNICAL SYSTEMS, INC.

                              LIST OF SUBSIDIARIES



                   NTS, TECHNICAL SYSTEMS, A CALIFORNIA CORP.
            (FORMERLY NATIONAL TECHNICAL SYSTEMS, A CALIFORNIA CORP.)

         ACTON ENVIRONMENTAL TESTING CORPORATION, A MASSACHUSETTS CORP.

        APPROVED ENGINEERING TEST LABORATORIES, INC., A CALIFORNIA CORP.

                          ETCR INC., A CALIFORNIA CORP.

                  NTS TECHNICAL SERVICES, INC., A FLORIDA CORP.
            (FORMERLY S&W TECHNICAL SERVICES, INC., A FLORIDA CORP.)

                    WISE AND ASSOCIATES, INC., A TEXAS CORP.

       NATIONAL TECHNICAL SYSTEMS-CERTIFICATION SERVICES, A DELAWARE CORP.

                         XXCAL, INC., A CALIFORNIA CORP.

                            XXCAL LIMITED, A UK CORP.

          NATIONAL QUALITY ASSURANCE - USA, INC., A MASSACHUSETTS CORP.
                                   (50% OWNED)